Exhibit 5.1

July 9, 2012

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634-9038

Ladies and Gentlemen:

Pilgrim’s Pride Corporation (the “Company”), a Delaware corporation, has filed with the Securities and Exchange Commission (the “Commission”) on the date hereof a registration statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers 6,688,068 shares of the Company’s common stock, $0.01 par value per share (the “Shares”) to be registered for the Pilgrim’s Pride Corporation Long Term Incentive Plan (the “Plan”) and any additional Shares as a result of stock dividend, stock split, recapitalization or other similar transaction.

We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, have received such representations from the officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, and (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity. This opinion further assumes compliance both in the past and in the future with the terms of the Plans by the Company.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that the Shares that from time to time may be issued and sold under the Plan, in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof pursuant to the terms and conditions of the Plan, when so issued and sold at prices in excess of the par value of the Shares in accordance with the provisions of the Plan and related agreements entered into by the Company, and assuming no change in the applicable law or facts, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the corporate laws of the State of Delaware and the federal laws of United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

The opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Sincerely,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP